Exhibit 99.6

John Jerl Purcell, Jr.

100 Johnson’s Pond Lane

Louisa, Virginia 23093

April 3, 2006

Mr. Troy A. Peery, Jr.

Chairman

TransCommunity Financial Corporation

4235 Innslake Drive

Glen Allen, Virginia 23060

Dear Chairman Peery:

I just finished reading the Form 8-K that was filed with the SEC on March 29, 2006. The first paragraph under section 5.02 is inaccurate. Mr. Minter resigned from the BOD after the vote on the amendment to the motion. After Mr. Minter departed the meeting, the motion was voted and there were three negative votes. Those voting against the motion were Dr. Metts, Mr. Agee and I.

Thank you for having this error corrected with the SEC.

Sincerely,

/s/ John J. Purcell, Jr.
John J. Purcell, Jr.